                                                       Registration No._________

 As Filed with the Securities and Exchange Commission on June 15, 1998
==============================================================================

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               GENICOM CORPORATION
             (Exact name of registrant as specified in its charter)


            DELAWARE                                           51-0271821
(State or other jurisdiction of                             (I.R.S. Employer
 incorporation or organization)                           Identification No.)

     14800 CONFERENCE CENTER DRIVE
         SUITE 400, WESTFIELDS
          CHANTILLY, VIRGINIA                                  20151-3820
(Address of principal executive offices)                       (Zip Code)


                   GENICOM CORPORATION 1997 STOCK OPTION PLAN
                              (Full title of Plan)

                             Paul T. Winn, President
                               Genicom Corporation
                          14800 Conference Center Drive
                              Suite 400, Westfields
                         Chantilly, Virginia 20151-3820
                     (Name and address of agent for service)

                                 (703) 802-9200
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

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
===================================================================================================================
                                                                             Proposed
                                                      Proposed                maximum
    Title of securities        Amount to be       maximum offering      aggregate offering         Amount of
     to be registered           registered       price per share (1)         price (1)          registration fee
------------------------------------------------------------------------------------------------------------------
       Common Stock              600,000                $3.81               $2,286,000              $674.37
------------------------------------------------------------------------------------------------------------------
    Rights to Purchase
       Common Stock              600,000                 (2)
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee. Based on the closing price of the Common Stock in the over-the-counter market on June 10, 1998.

(2) The Rights to Purchase Common stock are attached to and trade with shares of the Common Stock. Value attributable to such rights, if any, will be reflected in the market price of the shares of Common Stock.

                                  INTRODUCTION

The purpose of this Registration Statement is to register 600,000 additional shares of Common Stock, $0.01 par value, of Genicom Corporation and associated Rights to Purchase Common Stock, issuable pursuant to the Genicom Corporation 1997 Stock Option Plan (the "Plan"). Pursuant to General Instruction E of Form S-8, the Registrant hereby incorporates by reference the contents of its Form S-8 Registration Statement No. 333-30153 filed with the Commission on June 27, 1997, and those of its Amendment No. 1 to Form S-8 Registration Statement No. 333-30153 filed with the Commission on June 11, 1998.


                                     Part II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 8.  EXHIBITS

        Exhibit Number                      Description

             4.1 Genicom Corporation's Restated Certificate of Incorporation effective as of June 15, 1992 and its Certificate of Amendment to Certificate of Incorporation effective as of July 17, 1995, filed as Exhibits 3.1 and 3.2 to Form 8-A filed with the Commission on July 5, 1996,
                                Commission No. 0-14685, are incorporated herein by reference.

             4.2 Genicom Corporation's Bylaws, dated June 1, 1983, as amended January 23, 1989, filed as
                                Exhibit 3.3 to Form 8-A filed with the
                                Commission on July 5, 1996, Commission No.
                                0-14685, are incorporated herein by reference.

             4.3 Rights Agreement dated as of June 16, 1996 between Genicom Corporation and First Union National Bank of North Carolina filed as Exhibit
                                4.1 to Form 8-A filed with the Commission on July 5, 1996, Commission No. 0-14685, is incorporated herein by reference.

              5 Opinion of McGuire, Woods, Battle & Boothe LLP with respect to the legality of the securities being registered (filed herewith).

             23.1 Consent of McGuire, Woods, Battle & Boothe LLP (included in Exhibit 5).

             23.2 Consent of Coopers & Lybrand L.L.P. (filed herewith).

              24                Powers of attorney (filed herewith).

              99 First Amendment to the Registrant's 1997 Stock Option Plan, dated December 14, 1997 (filed herewith).



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                                   SIGNATURES

THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Chantilly, County of Fairfax, Commonwealth of Virginia, on June 15, 1998.

                            GENICOM CORPORATION, Registrant


                            By:      * Paul T. Winn
                               ------------------------------------
                                     Paul T. Winn
                                     President and Chief Executive Officer


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE                                                          TITLE                                         DATE
-----------------------------------     -------------------------------------------------------------    ----------------------


* Don E. Ackerman                       Chairman of the Board of Directors
-----------------------------------
Don E. Ackerman                                                                                              June 15, 1998


* Paul T. Winn                          President, Chief Executive Officer and Director
-----------------------------------
Paul T. Winn                            (Principal Executive Officer)                                        June 15, 1998


* John G. Hill                          Director
-----------------------------------
John G. Hill                                                                                                 June 15, 1998


/s/ James C. Gale                       Vice President and Chief Financial Officer (Principal
-----------------------------------
James C. Gale                           Financial Officer)                                                   June 15, 1998




*  By /s/ James C. Gale
      --------------------------
         James C. Gale
    Attorney-in-Fact for the above-named persons.


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